Exhibit 99.1
News Release

Contact:
Thomas Lyles
Chief Executive Officer and President
875 Lowcountry Blvd
Mount Pleasant, SC 29464
(843) 388-8433

Tidelands Bancshares Announces Quarterly Results

Tidelands Bancshares, Inc., the holding company for Tidelands Bank, announced that the net income for the quarter ended September 30, 2013 was $383,292 and net income available to common shareholders was $113,009 after the dividend accrual for preferred shares.  In comparison, the net loss for the quarter ended September 30, 2012 was $2,368,356 and net loss attributable to common shareholders was $2,608,129.  For the nine months ended September 30, 2013, the net loss available to common shareholders was $1,801,115 as compared to the net loss of $2,974,419 for the same period in 2012.  Asset quality showed improvement during the first three quarters of the year as evidenced by net loan charge-offs of $301,000 for 2013 as compared to $5.0 million for 2012.  Total assets stood at $493.7 million at September 30, 2013, down from $526.7 million at December 31, 2012.  Deposits were $443.4 million at September 30, 2013 compared to $450.9 million at year end 2012.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkeley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ pink sheets market as TDBK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 10-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of December 31, 2012 is derived from our audited financial statements. Our summary consolidated financial data as of September 30, 2013 and for the three and nine months ended September 30, 2013 and 2012 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Item 1. Financial Statements
Tidelands Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets

Assets:	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
Cash and cash equivalents:
Cash and due from banks	$4,895,653	$1,977,621
Interest bearing balances	11,302,327	43,411,347
Total cash and cash equivalents	16,197,980	45,388,968
Securities available-for-sale	83,515,873	82,929,671
Nonmarketable equity securities	1,269,400	2,383,750
Total securities	84,785,273	85,313,421
Mortgage loans held for sale	364,000	385,000
Loans receivable	337,427,628	339,727,732
Less allowance for loan losses	6,860,156	6,726,550
Loans, net	330,567,472	333,001,182
Premises, furniture and equipment, net	21,279,340	21,529,662
Accrued interest receivable	1,535,137	1,743,229
Bank owned life insurance	15,746,808	15,420,949
Other real estate owned	20,077,440	22,646,747
Other assets	3,124,659	1,241,620
Total assets	$493,678,109	$526,670,778

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$23,375,813	$18,194,239
Interest-bearing transaction accounts	48,507,258	50,524,144
Savings and money market accounts	100,291,834	102,734,674
Time deposits $100,000 and over	167,739,085	169,385,202
Other time deposits	103,535,343	110,055,770
Total deposits	443,449,333	450,894,029

Securities sold under agreements to repurchase	10,000,000	10,000,000
Advances from Federal Home Loan Bank	13,000,000	34,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	600,000	1,225,000
Accrued interest payable	2,759,382	2,302,287
Other liabilities	3,874,784	3,635,333
Total liabilities	488,117,499	516,490,649

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding at
September 30, 2013 and December 31, 2012	14,384,766	14,195,052
Common stock, $.01 par value, 75,000,000 shares authorized; 4,277,176
shares issued and outstanding at September 30, 2013 and December 31, 2012	42,772	42,772
Common stock-warrant, 571,821 shares outstanding at September 30, 2013 and December 31, 2012	1,112,248	1,112,248
Unearned ESOP shares	(1,183,898)	(1,562,049)
Capital surplus	42,708,140	43,073,284
Retained deficit	(48,473,733)	(46,672,617)
Accumulated other comprehensive (loss)	(3,029,685)	(8,561)
Total shareholders’ equity	5,560,610	10,180,129
Total liabilities and shareholders’ equity	$493,678,109	$526,670,778

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Loss
For the nine and three months ended September 30, 2013 and 2012
       (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income:
Loans, including fees	$12,471,707	$14,225,130	$4,249,713	$4,393,452
Securities available for sale, taxable	878,909	1,527,529	388,647	514,033
Interest bearing deposits	40,289	61,322	10,147	18,786
Other interest income	33,472	21,265	8,799	10,362
Total interest income	13,424,377	15,835,246	4,657,306	4,936,633
Interest expense:
Time deposits $100,000 and over	1,729,879	1,978,304	572,756	642,431
Other deposits	1,503,317	1,978,029	444,945	625,485
Other borrowings	1,200,978	1,690,004	355,050	552,139
Total interest expense	4,434,174	5,646,337	1,372,751	1,820,055
Net interest income	8,990,203	10,188,909	3,284,555	3,116,578
Provision for loan losses	435,000	2,760,068	45,000	2,225,068
Net interest income after provision for loan losses	8,555,203	7,428,841	3,239,555	891,510
Noninterest income:
Service charges on deposit accounts	28,845	38,341	9,725	12,141
Residential mortgage origination income	127,836	146,526	30,993	47,029
Gain (loss) on sale of securities available-for-sale	(128,177)	270,781	—	—
Other service fees and commissions	367,564	317,332	119,703	98,139
Increase in cash surrender value of BOLI	325,859	361,176	109,227	113,584
Loss on extinguishment of debt	(43,725)	—	—	—
Other	6,648	6,860	2,367	3,029
Total noninterest income	684,850	1,141,016	272,015	273,922
Noninterest expense:
Salaries and employee benefits	4,474,141	4,086,950	1,478,551	1,365,173
Net occupancy	1,238,333	1,185,174	408,934	399,765
Furniture and equipment	647,991	628,175	221,690	205,177
Other real estate owned expense	451,042	1,426,514	84,475	369,552
Other operating	3,342,766	3,498,146	934,628	1,194,121
Total noninterest expense	10,154,273	10,824,959	3,128,278	3,533,788
Income (loss) before income taxes	(914,220)	(2,255,102)	383,292	(2,368,356)
Income tax benefit	—	—	—	—
Net income (loss)	(914,220)	(2,255,102)	383,292	(2,368,356)
Accretion of preferred stock to redemption value	189,714	177,517	63,238	59,173
Preferred dividends accrued	697,182	541,800	207,045	180,600
Net income (loss) available to common shareholders	$(1,801,116)	$(2,974,419)	$113,009	$(2,608,129)
Other Comprehensive Income (loss):
Unrealized gain on securities available for sale	(5,000,958)	822,672	(2,052,565)	224,240
Reclassification adjustment for realized gain (loss) on securities available for sale	128,177	(270,781)	—	—
Tax effect	1,851,657	(220,855)	779,975	(85,211)
Total other comprehensive income (loss)	(3,021,124)	331,036	(1,272,590)	139,029
Comprehensive Loss	$(3,935,344)	$(1,924,066)	$(889,298)	$(2,229,327)
Net Income (loss) per common share:
Basic net income (loss) per share	$(0.43)	$(0.73)	$0.03	$(0.64)
Diluted net income (loss) per share	$(0.43)	$(0.73)	$0.03	$(0.64)
Weighted average common shares outstanding
Basic	4,164,971	4,096,280	4,168,350	4,100,295
Diluted	4,164,971	4,096,280	4,168,350	4,100,295